The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to change.

PRELIMINARY TERM SHEET

$[1,398,073,000] (Approximate)
Deutsche Alt-A Securities Mortgage Loan Trust Series 2007-2

ACE Securities Corp. (Depositor)

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2007-2 (Issuing Entity)

August 28, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor and the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Deutsche Alt-A Securities

Mortgage Loan Trust, Series 2007-2

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website at www.sec.gov. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and none of the issuing entity, the depositor nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OR THE DEPOSITOR OF THE SECURITIES OR ANY OF THEIR AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: August 28, 2007

Deutsche Alt-A Securities
Mortgage Loan Trust, Series 2007-2
$[1,398,073,000] (Approximate)

Subject to an aggregate permitted variance of +/-5%

All Terms and Conditions are subject to change

Structure Overview(1)

Class	Approximate Size ($)	Type	WAL (yrs) (2)	Principal Window to call(2)	Pmt Delay (days)	Interest Accrual Basis	Initial Pass-Through Rate	Expected Ratings(3)
Offered
I-A-1	$[377,000,000]	Super Senior / Floating Rate	[1.83]	[Sep 07 – Sep 11]	0	ACT/360	[ ]%(4)	[AAA/Aaa]
I-A-2	[175,882,000]	Senior Support / Floating Rate	[6.13]	[Sep 11 – Jul 15]	0	ACT/360	[ ]%(4)	[AAA/Aaa]
I-X-1	(5)	Senior / Interest Only	NA	NA	24	30/360	(5)	[AAA/Aaa]
I-X-2	(6)	Senior / Interest Only	NA	NA	24	30/360	(6)	[AAA/Aaa]
II-A-1	[661,959,000]	Super Senior / Floating Rate	[2.78]	[Sep 07 – Jun 15]	0	ACT/360	[ ]%(4)	[AAA/Aaa]
II-A-2	[73,551,000]	Senior Support / Floating Rate	[7.90]	[Jun 15 – Sep 15]	0	ACT/360	[ ]%(4)	[AAA/Aaa]
II-X-1	(7)	Senior / Interest Only	NA	NA	24	30/360	(7)	[AAA/Aaa]
II-X-2	(8)	Senior / Interest Only	NA	NA	24	30/360	(8)	[AAA/Aaa]
M-1	[22,791,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[AA+ / Aa1]
M-2	[20,654,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[AA+ / Aa2]
M-3	[12,820,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[AA+ / Aa3]
M-4	[10,683,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[AA / A1]
M-5	[9,971,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[AA- / A2]
M-6	[9,971,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[A+ / A3]
M-7	[9,971,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[A- / Baa1]
M-8	[5,698,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[BBB / Baa2]
M-9	[7,122,000]	Subordinate / Floating Rate	[5.48]	[Sep 10 – Jul 15]	0	ACT/360	[ ]%(9)	[BB+ / Baa3]
(1) The Structure is preliminary and subject to change.
(2) All WALs and Principal Windows shown are to pricing speed.
(3) Two out of three Rating Agencies will rate the offered certificates.

Structure Overview (Cont.)

(4)  The pass-through rate for the Class I-A-1, Class I-A-2, Class II-A-1 and Class II-A-2 Certificates will be a variable rate equal to the lesser of (i) One-Month LIBOR plus their respective margin, and (ii) the related Net WAC Pass-Through Rate.  If the Optional Termination is not exercised on the first possible date, the margin for each of the Class I-A-1, Class I-A-2, Class II-A-1 and Class II-A-2 Certificates will increase to two times their respective original margin.  The Class I-A-1, Class I-A-2, Class II-A-1 and Class II-A-2 Certificates will have the benefit of the Certificate Swap Agreement I and the Certificate Swap Agreement II, in each case, as further described below.

(5) The Class I-X-1 Certificates will be interest only certificates and will bear interest on a notional balance equal to the aggregate stated principal balance of the Fixed Rate Loans (as defined below) in Loan Group I, and initially equal to $[_______].  The pass-through rate for the Class I-X-1 Certificates will be a per annum rate equal to, for the Interest Accrual Period for any Distribution Date, [0.65%] per annum. Interest on the Class I-X-1 Certificates will be paid solely from interest collections on the Fixed Rate Loans (defined below) in Loan Group I.  The Class I-X-1 Certificates will have the benefit of the Certificate Swap Agreement I and the Certificate Swap Agreement II, in each case, as further described below

(6) The Class I-X-2 Certificates will be interest only certificates and will bear interest on a notional balance equal to the aggregate stated principal balance of the 10-Year Hybrid ARMs (as defined below) in Loan Group I, and initially equal to $[_______].  The pass-through rate for the Class I-X-2 Certificates will be a per annum rate equal to, for the Interest Accrual Period for any Distribution Date, [0.65%] per annum. Interest on the Class I-X-2 Certificates will be paid solely from interest collections on the 10-Year Hybrid ARMs (as defined below) in Loan Group I.  The Class I-X-2 Certificates will have the benefit of the Certificate Swap Agreement I and the Certificate Swap Agreement II, in each case, as further described below..

(7) The Class II-X-1 Certificates will be interest only certificates and will bear interest on a notional balance equal to the aggregate stated principal balance of the Fixed Rate Loans (as defined below) in Loan Group II, and initially equal to $[_______].  The pass-through rate for the Class II-X-1 Certificates will be a per annum rate equal to, for the Interest Accrual Period for any Distribution Date, [0.65%] per annum. Interest on the Class II-X-1 Certificates will be paid solely from interest collections on the Fixed Rate Loans (defined below) in Loan Group II.  The Class II-X-1 Certificates will have the benefit of the Certificate Swap Agreement I and the Certificate Swap Agreement II, in each case, as further described below

(8) The Class II-X-2 Certificates will be interest only certificates and will bear interest on a notional balance equal to the aggregate stated principal balance of the 10-Year Hybrid ARMs (as defined below) in Loan Group II, and initially equal to $[_______].  The pass-through rate for the Class II-X-2 Certificates will be a per annum rate equal to, for the Interest Accrual Period for any Distribution Date, [0.65%] per annum. Interest on the Class II-X-2 Certificates will be paid solely from interest collections on the 10-Year Hybrid ARMs (as defined below) in Loan Group II.  The Class II-X-2 Certificates will have the benefit of the Certificate Swap Agreement I and the Certificate Swap Agreement II, in each case, as further described below

(9)  The pass-through rates for the Mezzanine Certificates will be a variable rate equal to the least of (i) One-Month LIBOR plus their respective  margins, (ii) the related Net WAC Pass-Through Rate and (iii) [10.50%] per annum. If the Optional Termination is not exercised on the first possible date, their margins will increase to 1.5 times their respective original margins.  The Mezzanine Certificates will have the benefit of the Certificate Swap Agreement I and the Certificate Swap Agreement II, in each case, as further described below.

Transaction Overview

Certificates:

■

The Class I-A-1, Class I-A-2, Class I-X-1, Class I-X-2, Class II-A-1, Class II-A-2, Class II-X-1, Class II-X-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class CE, Class R and Class P Certificates..

Offered Certificates:	■ The Certificates, other than the Class CE, Class R and Class P Certificates.

Non Offered Certificates:	■ The Class CE, Class R and Class P Certificates

Group I Senior Certificates:	■ The Class I-A-1, Class I-A-2, Class I-X-1 and Class I-X-2 Certificates.

Group II Senior Certificates:	■ The Class II-A-1, Class II-A-2, Class II-X-1 and Class II-X-2 Certificates.

Senior Certificates:	■ The Group I Senior Certificates and Group II Senior Certificates.

Mezzanine Certificates:	■ The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:	■ The Mezzanine Certificates and the Class CE Certificates.

Interest Only Certificates:	■ The Class I-X-1, Class I-X-2, Class II-X-1 and Class II-X-2 Certificates

LIBOR Certificates:	■ The Senior Certificates (other than the Interest Only Certificates) and the Mezzanine Certificates.

Pricing Speed:

■

100% PPC (100% PPC with regard to the Fixed Rate Loans equals 2% CPR growing to 20% CPR over 10 months and 20% CPR thereafter; 100% PPC with regard to the Adjustable Rate Loans equals 2% CPR growing to 25% CPR over 12 months, 25% CPR until month 60, 55% CPR until month 66 and constant at 35% CPR from month 67 onwards).

Depositor:	■ ACE Securities Corp.

Master Servicer and Securities Administrator:	■ Wells Fargo Bank, N.A.

Servicers:

■

Countrywide Home Loans Servicing LP (“Countrywide Servicing”),GMAC Mortgage, LLC (“GMACM”) and Wells Fargo Bank, N.A. (“Wells Fargo”) with respect to approximately 32.61%, 34.32% and 19.17% of the total principal balance of the Mortgage Loans as of the Cut-Off Date, respectively.  The remainder of the Mortgage Loans are serviced by various servicers, each of which services less than 10.00% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  See Exhibit A to this Free Writing Prospectus for a description of GMACM and Countrywide Servicing as servicers.

Originators:

■

The Originators of the Mortgage Loans are Countrywide Home Loans, Inc. (“Countrywide”), and MortgageIT, Inc. (“MIT”), with respect to approximately 32.61% and 38.70% of the total principal balance of the Mortgage Loans as of the Cut-Off Date, respectively.  The remainder of the Mortgage Loans were originated by various originators, each of which originated less than 10.00% of the Mortgage Loans by aggregate principal balance as of the Cut-Off Date.  See Exhibit B to this Free Writing Prospectus for a description of Countrywide and MIT as originators.

Trustee:	■ US Bank, National Association

Certificate Swap I Provider:	■ TBD

Certificate Swap II Provider:	■ TBD

Cut-off Date:	■ August 1, 2007.

Closing Date:	■ On or around August [31], 2007.

Transaction Overview (Cont.)

Pricing Date:	■ Week of August [20], 2007.

Interest Accrual Period:

■

The interest accrual period with respect to the LIBOR Certificates and any Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).  The Interest Accrual Period with respect to the Interest Only Certificates and any Distribution Date will be the calendar month prior to the month of such Distribution Date (calculated on a 30/360 basis).

Credit Risk Manager:	■ Clayton Fixed Income Services Inc.

Legal Structure:	■ REMIC

Distribution Dates:	■ 25th day of each month, or next business day, commencing in September 2007.

Registration:	■ The Offered Certificates will be made available in book-entry form through DTC.

ERISA:

■

The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans subject to Title I of ERISA or section 4975 of the Code, subject to certain conditions. Prior to the termination of the swap agreements, any class of Offered Certificates that is entitled to receive payments under either of those agreements, as applicable, may not be acquired or held by a person investing assets of any such plan investor, unless such acquisition or holding is eligible for the exemptive relief under an administrative or statutory exemption.  Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:

■

[The Senior Certificates and the Class M-1, Class M-2 Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as such certificates are rated in one of the two highest rating categories by Moody’s or Standard & Poor’s or another nationally recognized statistical rating organization.  Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.]

Credit Enhancement:	1) Excess Interest 2) Overcollateralization (“OC”) 3) Subordination

Advances:

■

Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments to the extent such amounts are deemed recoverable.  If any Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Transaction Overview (Cont.)

Collateral:

■

The Mortgage Loans are divided into two groups (the “Group I Mortgage Loans” and the “Group II Mortgage Loans”; also referred to as “Loan Group I” and “Loan Group II”)

■

The aggregate Principal Balances as of the Cut-off Date of the Mortgage Loans in the aggregate, the Group I Mortgage Loans and the Group II Mortgage Loans are approximately $[1,424,424,665], $[611,256,615] and $[813,168,050], respectively, in each case subject to a 5% variance.

■

The Mortgage Loans will consist of primarily 30-year conventional, fixed rate and adjustable rate mortgage loans secured by first liens on one- to four-family residential properties. The Mortgage Loans will include fixed rate loans ([37.76]%) (“Fixed Rate Loans”), and One-Year LIBOR ([41.86]%), Six-Month LIBOR ([20.10]%) and One-Year CMT ([0.29]%) indexed mortgage loans with initial rate adjustments occurring six months (“6-Month ARMs”), two years (“2-Year Hybrid ARMs”), three years (“3-Year Hybrid ARMs”), five years (“5-Year Hybrid ARMs”), seven years (“7-Year Hybrid ARMs”), and ten years  (“10-Year Hybrid ARMs”, and together with the 6-Month ARMs, 2-Year Hybrid ARMS, 3-Year Hybrid ARMS, 5-Year Hybrid ARMS and 7-Year Hybrid ARMs, the “Adjustable Rate Loans”) after the date of origination.

NOTE:  The information related to the Mortgage Loans described herein reflects preliminary information.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate stated principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate stated principal balance of the Mortgage Loans presented herein by up to 5%.  Consequently, the initial class certificate balance of the Certificates may vary up to 5% from the amounts shown herein.

Compensating Interest:

■

Each Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans serviced by such Servicer generally up to the monthly Servicing Fee payable to such Servicer. If any Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so for such Distribution Date.

Optional Termination:

■

The master servicer may, at its option and subject to certain conditions, purchase the mortgage loans (and any properties acquired in respect of the mortgage loans) when the total outstanding principal balance of the mortgage loans (and the fair market value of any properties acquired in respect of the mortgage loans) on any distribution date is less than or equal to 10% of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date.

Transaction Overview (Cont.)

Interest Remittance Amount:

■

For any Distribution Date and any Loan Group, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)all interest received by or on behalf of each servicer with respect to the Mortgage Loans in that Loan Group by the Determination Date for such Distribution Date and not previously distributed;

(2)all Advances in respect of interest made by a servicer and/or the master servicer with respect to Mortgage Loans in that Loan Group for that Distribution Date;

(3)any amounts paid as Compensating Interest on the Mortgage Loans in that Loan Group by a servicer and/or the master servicer for that Distribution Date;

(4)the interest portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan in that Loan Group by the depositor or the sponsor; and

(5)the interest portions of the total amount deposited in the Distribution Account related to that Loan Group in connection with the optional termination of the trust fund;

minus the sum of the following amounts:

(1)all scheduled payments of interest collected on the Mortgage Loans in that Loan Group but due on a date after the related Due Date;

(2)all interest paid by the mortgagors in connection with partial principal prepayments received with respect to the Mortgage Loans in that Loan Group after the related Prepayment Period;

(3)all interest paid by the mortgagors in connection with prepayments in full received with respect to the Mortgage Loans in that Loan Group after the related Prepayment Period;

(4)all amounts (other than Advances in respect of principal) related to that Loan Group reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreements; and

(5)any fees payable to the servicers, the master servicer, the credit risk manager and any premiums payable in connection with any lender paid primary mortgage insurance policies for the related Due Period related to that Loan Group.

Group I Interest Remittance Amount:	■ With respect to any Distribution Date, the Interest Remittance Amount for Loan Group I.

Group II Interest Remittance Amount:	■ With respect to any Distribution Date, the Interest Remittance Amount for Loan Group II.

Aggregate Interest Remittance Amount:	■ With respect to any Distribution Date, is the sum of the Interest Remittance Amount for Loan Group I and Loan Group II for such Distribution Date.

Fixed Rate Loan Interest Remittance Amount:	■ With respect to any Loan Group and any Distribution Date, the portion of the Interest Remittance Amount for that Loan Group that is derived from Fixed Rate Loans in that Loan Group.

10-Year Hybrid ARM Interest Remittance Amount:	■ With respect to any Loan Group and any Distribution Date, the portion of the Interest Remittance Amount for that Loan Group that is derived from 10-Year Hybrid ARMs in that Loan Group.

Administration Fee Rate:

■

The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Transaction Overview (Cont.)

Fixed Rate Loan Fraction:

■

With respect to any Distribution Date and any Loan Group, a fraction, the numerator of which is the stated principal balance of the Fixed Rate Loans in that Loan Group as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period), and the denominator of which is the stated principal balance of all of the Mortgage Loans in that Loan Group as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period)

10-Year Hybrid ARM Fraction:

■

With respect to any Distribution Date and any Loan Group, a fraction, the numerator of which is the stated principal balance of the 10-Year Hybrid ARMs in that Loan Group as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period), and the denominator of which is the stated principal balance of all of the Mortgage Loans in that Loan Group as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period)

Administration Fee:

■

The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Group I Allocation Percentage:

■

For any Distribution Date, the aggregate principal balance of the Group I Mortgage Loans divided by the aggregate principal balance of all of the Mortgage Loans, in each case, as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Group II Allocation Percentage:

■

For any Distribution Date, the aggregate principal balance of the Group II Mortgage Loans divided by the aggregate principal balance of all of the Mortgage Loans, in each case, as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Net Mortgage Rate:	■ The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Transaction Overview (Cont.)

Net WAC Pass-Through Rate (cont.):

■

With respect to any Distribution Date, the Net WAC Pass-Through Rate for each Class of LIBOR Certificates will be as follows:

■

With respect to the Class I-A-1 and Class I-A-2 Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, (A) the numerator of which is the excess, if any, of (a) the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the aggregate Administration Fees for the Group I Mortgage Loans for such Distribution Date, over (b) the sum of (1) the product of (x) any Net Securities Administrator Certificate Swap I Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap I Agreement) payable to the Certificate Swap I Provider for such Distribution Date and (y) the Group I Allocation Percentage, (2) the product of (x) any Net Securities Administrator Certificate Swap II Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap II Agreement) payable to the Certificate Swap II Provider for such Distribution Date and (y) the Group I Allocation Percentage and (3) the aggregate amount of interest accrued on the Class I-X-1 and Class I-X-2 Certificates during the related Interest Accrual Period and (B) the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period;

■

With respect to the Class II-A-1 and Class II-A-2 Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, (A) the numerator of which is the excess, if any, of (a) the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the aggregate Administration Fees for the Group II Mortgage Loans for such Distribution Date, over (b) the sum of (1) the product of (x) any Net Securities Administrator Certificate Swap I Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap I Agreement) payable to the Certificate Swap I Provider for such Distribution Date and (y) the Group II Allocation Percentage, (2) the product of (x) any Net Securities Administrator Certificate Swap II Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap II Agreement) payable to the Certificate Swap II Provider for such Distribution Date and (y) the Group II Allocation Percentage and (3) the aggregate amount of interest accrued on the Class II-X-1 and Class II-X-2 Certificates during the related Interest Accrual Period and (B) the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period;

■

With respect to any Class of Mezzanine Certificates, the weighted average (weighted, with respect to clause (x) and (y), on the basis of the Group Subordinate Component for Loan Group I and Loan Group II, respectively) of:

Transaction Overview (Cont.)

Net WAC Pass-Through Rate (cont.):

(x)   a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, (A) the numerator of which is the excess, if any, of (a) the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the aggregate Administration Fees for the Group I Mortgage Loans for such Distribution Date, over (b) the sum of (1) the product of (x) any Net Securities Administrator Certificate Swap I Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap I Agreement) payable to the Certificate Swap I Provider for such Distribution Date and (y) the Group I Allocation Percentage, (2) the product of (x) any Net Securities Administrator Certificate Swap II Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap II Agreement) payable to the Certificate Swap II Provider for such Distribution Date and (y) the Group I Allocation Percentage and (3) the aggregate amount of interest accrued on the Class I-X-1 and Class I-X-2 Certificates during the related Interest Accrual Period and (B) the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period; and

(y)  a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, (A) the numerator of which is the excess, if any, of (a) the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the aggregate Administration Fees for the Group II Mortgage Loans for such Distribution Date, over (b) the sum of (1) the product of (x) any Net Securities Administrator Certificate Swap I Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap I Agreement) payable to the Certificate Swap I Provider for such Distribution Date and (y) the Group II Allocation Percentage, (2) the product of (x) any Net Securities Administrator Certificate Swap II Payment and Swap Termination Payment (which was not caused by a Swap Provider Trigger Event, as defined in the Certificate Swap II Agreement) payable to the Certificate Swap II Provider for such Distribution Date and (y) the Group II Allocation Percentage and (3) the aggregate amount of interest accrued on the Class II-X-1 and Class II-X-2 Certificates during the related Interest Accrual Period and (B) the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding due period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Group Subordinate Component:

■

For any Distribution Date and Loan Group I, is the excess, if any, of (i) the then outstanding aggregate principal balance of the Group I Loans over (ii) the then outstanding aggregate Class Principal Balance of the Class I-A-1 and Class I-A-2 Certificates.  For any Distribution Date and Loan Group II, the Group Subordinate Component is the excess, if any, of (i) the then outstanding aggregate principal balance of the Group II Loans over (ii) the then outstanding aggregate Class Principal Balance of the Class II-A-1 and Class II-A-2 Certificates..

Transaction Overview (Cont.)

Net WAC Rate Carryover Amount:

■

With respect to any class of LIBOR Certificates and any Distribution Date on which the related Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount is an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the related Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such class on such Distribution Date at the related Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for such class for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class for the most recently ended Interest Accrual Period determined without taking into account the related Net WAC Pass-Through Rate.

Interest Distribution Amount:

■

With respect to any Distribution Date and any class of Senior Certificates, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class of certificates immediately prior to the Distribution Date at the Pass-Through Rate for that class of certificates reduced (to an amount not less than zero), by such class’ allocable share, if any, of (i) Prepayment Interest Shortfalls on Mortgage Loans in the related Loan Group to the extent not covered by Compensating Interest paid by the master servicer or the servicers, (ii) Relief Act Interest Shortfalls on Mortgage Loans in the related Loan Group and (iii) the interest portion of Realized Losses incurred on the Mortgage Loans in the related Loan Group.

■

With respect to any Distribution Date and any class of Mezzanine Certificates, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance of that class of certificates immediately prior to the Distribution Date at the Pass-Through Rate for that class of certificates reduced (to an amount not less than zero), by such class’ allocable share, if any, of (i) Prepayment Interest Shortfalls on all of the Mortgage Loans to the extent not covered by Compensating Interest paid by the master servicer or the servicers, (ii) Relief Act Interest Shortfalls on all of the Mortgage Loans and (iii) the interest portion of Realized Losses incurred on all of the Mortgage Loans.

Interest Carry Forward Amount:

■

With respect to any Distribution Date and any class of certificates will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed to such class of certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Senior Interest Distribution Amount:

■

With respect to any class of Senior Certificates and any Distribution Date, the sum of the Interest Distribution Amount for such Distribution Date for such class and the Interest Carry Forward Amount for such Distribution Date for such class.

Transaction Overview (Cont.)

Principal Remittance Amount:

■

For any Distribution Date and any Loan Group, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

(1)

the total amount of all principal received by or on behalf of each servicer with respect to the Mortgage Loans in that Loan Group by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries);

(2)

all Advances in respect of principal made by a servicer and/or the master servicer with respect to Mortgage Loans in that Loan Group for that Distribution Date;

(3)

the principal portions of the total amount deposited in the Distribution Account in connection with the repurchase of any Mortgage Loan in that Loan Group by the depositor or the sponsor; and

(4)

the principal portions of the total amount deposited in the Distribution Account with respect to that Loan Group in connection with the optional termination of the trust fund;

minus, the sum of the following amounts:

(1)

all scheduled payments of principal collected on the Mortgage Loans in that Loan Group but due on a date after the related Due Date;

(2)

all partial principal prepayments received with respect to the Mortgage Loans in that Loan Group after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such partial principal prepayments;

(3)

all prepayments in full received with respect to the Mortgage Loans in that Loan Group after the related Prepayment Period, excluding all interest paid by the mortgagors in connection with such prepayments in full;

(4)

liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Mortgage Loans in that Loan Group after the related Prepayment Period;

(5)

all Advances in respect of principal with respect to Mortgage Loans in that Loan Group reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator or the trustee pursuant to the terms of the Pooling and Servicing Agreement; and

(6)

all other amounts reimbursable to a servicer pursuant to the terms of the related Servicing Agreement or to the master servicer, the securities administrator, the trustee or the custodians pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreement for the related Due Period with respect to that Loan Group to the extent not reimbursed from the Interest Remittance Amount for that Loan Group for the related Due Period.

Transaction Overview (Cont.)

Group I Principal Remittance Amount:	■ With respect to any Distribution Date, the Principal Remittance Amount for Loan Group I.

Group II Principal Remittance Amount:	■ With respect to any Distribution Date, the Principal Remittance Amount for Loan Group II.

Aggregate Principal Remittance Amount:	■ With respect to any Distribution Date, is the sum of the Principal Remittance Amount for Loan Group I and Loan Group II for such Distribution Date.

Principal Distribution Amount:

■

The Principal Distribution Amount for any Distribution Date will equal (i) the Aggregate Principal Remittance Amount for such Distribution Date plus (ii) any Overcollateralization Increase Amount for such Distribution Date minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable to the servicers, the trustee, the custodian, the master servicer or the securities administrator prior to distributions being made on the Certificates.  In no event will the Principal Distribution Amount with respect to any Distribution Date be less than zero or greater than the then outstanding aggregate Certificate Principal Balance of the Senior Certificates and Mezzanine Certificates.

Group I Principal Distribution Amount:

■

The Group I Principal Distribution Amount with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Group I Principal Remittance Amount for that Distribution Date and the denominator of which is the Aggregate Principal Remittance Amount for that Distribution Date.

Group II Principal Distribution Amount:

■

The Group II Principal Distribution Amount with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Group II Principal Remittance Amount for that Distribution Date and the denominator of which is the Aggregate Principal Remittance Amount for that Distribution Date.

Senior Principal Distribution Amount:

■

For any Distribution Date, will equal the excess of: (1) the aggregate Certificate Principal Balance of the Senior Certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [80.90]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) over the OC Floor.

Group I Senior Principal Distribution Amount:

■

The Group I Senior Principal Distribution Amount with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Group I Principal Remittance Amount for that Distribution Date and the denominator of which is the Aggregate Principal Remittance Amount for that Distribution Date.

Group II Senior Principal Distribution Amount:

■

The Group II Senior Principal Distribution Amount with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Group II Principal Remittance Amount for that Distribution Date and the denominator of which is the Aggregate Principal Remittance Amount for that Distribution Date.

Transaction Overview (Cont.)

Mezzanine Principal Distribution Amount:

■

For any class of  Mezzanine Certificates and Distribution Date, will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Mezzanine Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount(s) for such more senior class(es) of  Mezzanine Certificates for such Distribution Date), and (c) the Certificate Principal Balance of such class of Mezzanine Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor; provided, however, that if such class of Mezzanine Certificates is the only class of Mezzanine Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Remittance Amount until its Certificate Principal Balance is reduced to zero.

Overcollateralization Amount:

■

With respect to any Distribution Date following the Closing Date will be an amount by which (x) the sum of the aggregate outstanding principal balance of the Mortgage Loans exceeds (y) the sum of the Certificate Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class P Certificates after taking into account all payments of principal on such Distribution Date

Required Overcollateralization Amount:

■

With respect to any Distribution Date, (a) if such Distribution Date is prior to the Stepdown Date, [1.85]% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date, or (b) if such Distribution Date is on or after the Stepdown Date, the greater of (i) [3.70]% of the aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (ii) the OC Floor.  If a Trigger Event is in effect on any Distribution Date, the Required Overcollateralization Amount will be the same as the Required Overcollateralization Amount for the previous Distribution Date.

Overcollateralization Increase Amount:

■

With respect to any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the amount, if any, by which the Required Overcollateralization Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective Certificate Principal Balances on such Distribution Date).

Overcollateralization Reduction Amount:

■

For any Distribution Date, the lesser of (a) the Aggregate Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the Certificates in reduction of their respective Certificate Principal Balances on such Distribution Date) over (ii) the Required Overcollateralization Amount for such Distribution Date.

Transaction Overview (Cont.)

Stepdown Date:

■

The earlier of (i) the first Distribution Date after the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in [September 2010] and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Certificates) is equal to or greater than approximately [19.10]%.

OC Floor:	■ An amount equal to [0.35]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Credit Enhancement Percentage:

■

The Credit Enhancement Percentage for any class of Senior Certificates or Mezzanine Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced and unscheduled collections of principal received during the related prepayment period and distribution of the Principal Distribution Amount to the holders of the Senior Certificates and Mezzanine Certificates then entitled to distributions of principal on such Distribution Date.

	Class	(S / M)	Initial CE %	CE % On/After Step Down Date
	Senior Certificates	[AAA/Aaa]	[9.55]%	2.00 x Initial CE %
	M-1	[AA+/Aa1]	[7.95]%	2.00 x Initial CE %
	M-2	[AA+/Aa2]	[6.50]%	2.00 x Initial CE %
	M-3	[AA+/Aa3]	[5.60]%	2.00 x Initial CE %
	M-4	[AA/A1]	[4.85]%	2.00 x Initial CE %
	M-5	[AA-/A2]	[4.15]%	2.00 x Initial CE %
	M-6	[A+/A3]	[3.45]%	2.00 x Initial CE %
	M-7	[A-/Baa1]	[2.75]%	2.00 x Initial CE %
	M-8	[BBB/Baa2]	[2.35]%	2.00 x Initial CE %
	M-9	[BB+/ Baa3]	[1.85]%	2.00 x Initial CE %

Trigger Event:	■ A Trigger Event is in effect if either a Delinquency Trigger Event or a Cumulative Loss Trigger Event is in effect.

Delinquency Trigger Event:

■

A Delinquency Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case as of the last day of the previous calendar month exceeds [___]%of the Credit Enhancement Percentage of the Senior Certificates with respect to the prior Distribution Date.

Transaction Overview (Cont.)

Cumulative Loss Trigger Event:

■

A Cumulative Loss Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) divided by the sum of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below:

Distribution Date Occurring in:
September 2009 to August 2010	[ ]%, plus 1/12th of [ ]% for each month thereafter
September 2010 to August 2011	[ ]%, plus 1/12th of [ ]% for each month thereafter
September 2011 to August 2012	[ ]%, plus 1/12th of [ ]% for each month thereafter
September 2012 to August 2013	[ ]%, plus 1/12th of [ ]% each month thereafter
September 2013 and thereafter	[ ]%

Net Monthly Excess Cashflow:

■

For any Distribution Date will be equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for that Distribution Date over (y) the sum for that Distribution Date of the aggregate of (a) the Senior Interest Distribution Amounts payable to the Senior Certificates, (b) the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, (c) the Aggregate Principal Remittance Amount, (d) any Net Securities Administrator Certificate Swap I Payment or Swap Termination Payment owed to the Certificate Swap I Provider and (e) any Net Securities Administrator Certificate Swap II Payment or Swap Termination Payment owed to the Certificate Swap II Provider.

Available Distribution Amount:	■ With respect to any Distribution Date, the sum of the Aggregate Interest Remittance Amount and Aggregate Principal Remittance Amount for such Distribution Date.

Transaction Overview (Cont.)

Priority of Distributions:

■

Commencing in September 2007, the securities administrator will make distributions to certificateholders on each Distribution Date from funds on deposit in the Distribution Account as set forth below

Interest Distributions:

■

On each Distribution Date, the Aggregate Interest Remittance Amount will be distributed in the following order of priority:

I.  First, the Group I Interest Remittance Amount and Group II Interest Remittance Amount will be distributed, concurrently, as follows:

A.  The Group I Interest Remittance Amount will be distributed, as follows:

1.  First, concurrently, (x) to the Supplemental Interest Trust for payment to the Certificate Swap I Provider, the product of (i) any Net Securities Administrator Certificate I Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap I Provider and (ii) the Group I Allocation Percentage and (y) to the Supplemental Interest Trust for payment to the Certificate Swap II Provider, the product of (i) any Net Securities Administrator Certificate II Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap II Provider and (ii) the Group I Allocation Percentage;

2.  Second, concurrently, to the holders of the Class I-A-1 and Class I-A-2 Certificates, the related Senior Interest Distribution Amount for such Distribution Date to the extent of the remaining Group I Interest Remittance Amount, pro rata based on the entitlement of each such class of certificates;

3.  Third, concurrently, to the holders of the Class I-X-1 Certificates and Class I-X-2 Certificates, the related Senior Interest Distribution Amount for such Distribution Date, pro rata based on the entitlement of each such class of certificates; provided, that (I) with respect to Class I-X-1 Certificates, such payments shall not exceed an amount equal to the excess, if any, of (i) the Fixed Rate Loan Interest Remittance Amount for Loan Group I over (ii) the product of (a) any amounts distributed to the Certificate Swap Provider I and the Certificate Swap Provider II pursuant to clauses (I)(A)(1) and (2) above and (b) the Fixed Rate Loan Fraction for Loan Group I for such Distribution Date and (II) with respect to Class I-X-2 Certificates, such payments shall not exceed an amount equal to the excess, if any, of (i) the 10-Year Hybrid ARM Interest Remittance Amount for Loan Group I over (ii) the product of (a) any amounts distributed to the Certificate Swap Provider I and the Certificate Swap Provider II pursuant to clauses (I)(A)(1) and (2) above and (b) the 10-Year Hybrid ARM Fraction for such Distribution Date; and

4.  Fourth, concurrently, to the holders of the Group II Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date, to the extent not paid from the Group II Interest Remittance Amount, and to the extent of the remaining Group I Interest Remittance Amount, pro rata based on the entitlement of each such class of certificates;

Transaction Overview (Cont.)

Interest Distributions (cont.):

B.  The Group II Interest Remittance Amount will be distributed, as follows:

1.  First, concurrently, (x) to the Supplemental Interest Trust for payment to the Certificate Swap I Provider, the product of (i) any Net Securities Administrator Certificate I Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap I Provider and (ii) the Group II Allocation Percentage and (y) to the Supplemental Interest Trust for payment to the Certificate Swap II Provider, the product of (i) any Net Securities Administrator Certificate II Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap II Provider and (ii) the Group II Allocation Percentage;

2.  Second, concurrently, to the holders of the Class II-X-1 Certificates and Class II-X-2 Certificates, the related Senior Interest Distribution Amount for such Distribution Date, pro rata based on the entitlement of each such class of certificates; provided, that (I) with respect to Class II-X-1 Certificates, such payments shall not exceed an amount equal to the excess, if any, of (i) the Fixed Rate Loan Interest Remittance Amount for Loan Group II over (ii) the product of (a) any amounts distributed to the Certificate Swap Provider I and the Certificate Swap Provider II pursuant to clause (I)(B)(1) above and (b) the Fixed Rate Loan Fraction for Loan Group II for such Distribution Date and (II) with respect to Class II-X-2 Certificates, such payments shall not exceed an amount equal to the excess, if any, of (i) the 10-Year Hybrid ARM Interest Remittance Amount for Loan Group II over (ii) the product of (a) any amounts distributed to the Certificate Swap Provider I and the Certificate Swap Provider II pursuant to clause (I)(B)(1) above and (b) the 10-Year Hybrid ARM Fraction for such Distribution Date;

3.  Third, concurrently, to the holders of the Class II-A-1 and Class II-A-2 Certificates, the related Senior Interest Distribution Amount for such Distribution Date to the extent of the remaining Group II Interest Remittance Amount, pro rata based on the entitlement of each such class of certificates; and

4.  Fourth, concurrently, to the holders of the Group I Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date, to the extent not paid from the Group I Interest Remittance Amount, and to the extent of the remaining Group II Interest Remittance Amount, pro rata based on the entitlement of each such class of certificates;

II.  Second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Interest Distribution Amount allocable to each such class to the extent of the Aggregate Interest Remittance Amount for such Distribution Date remaining after distributions of interest to the Senior Certificates and to any class of Mezzanine Certificates with a higher payment priority.

Transaction Overview (Cont.)

Principal Distributions:

■

Holders of each class of  Senior Certificates (other than the Interest Only Certificates) and Mezzanine Certificates will be entitled to receive on each Distribution Date, to the extent of the Aggregate Principal Remittance Amount for that Distribution Date, a distribution allocable to principal in the manner set forth below.

(A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, an amount up to the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

I.   First, the Group I Principal Remittance Amount and the Group II Principal Remittance Amount will be distributed, concurrently, as follows:

A.   The Group I Principal Remittance Amount will be distributed, in an amount up to the Group I Principal Distribution Amount, as follows:

1.  First, concurrently, (x) to the Supplemental Interest Trust for payment to the Certificate Swap I Provider, the product of (i) any Net Securities Administrator Certificate I Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap I Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group I Allocation Percentage and (y) to the Supplemental Interest Trust for payment to the Certificate Swap II Provider, the product of (i) any Net Securities Administrator Certificate II Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap II Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group I Allocation Percentage;

2.  Second, sequentially, to the Class I-A-1 and Class I-A-2 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; and

3.  Third, sequentially, to the Class II-A-1 and Class II-A-2 Certificates (after any payments to such classes of certificates from the  Group II Principal Remittance Amount), in that order, until their respective Certificate Principal Balances are reduced to zero;

B.

The Group II Principal Remittance Amount will be distributed in an amount up to the Group II Principal Distribution Amount, as follows:

1.  First, concurrently, (x) to the Supplemental Interest Trust for payment to the Certificate Swap I Provider, the product of (i) any Net Securities Administrator Certificate I Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap I Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group II Allocation Percentage and (y) to the Supplemental Interest Trust for payment to the Certificate Swap II Provider, the product of (i) any Net Securities Administrator Certificate II Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap II Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group II Allocation Percentage;

Transaction Overview (Cont.)

Principal Distributions (cont.):

2.  Second, sequentially, to the Class II-A-1 and Class II-A-2 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; and

3.  Third, sequentially, to the Class I-A-1 and Class I-A-2 Certificates (after any payments to such classes of certificates from the  Group I Principal Remittance Amount), in that order, until their respective Certificate Principal Balances are reduced to zero;

II.   Second, the remaining Aggregate Principal Remittance Amount will be distributed, in an amount up to the Principal Distribution Amount remaining after clause (I), sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

(B) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, an amount up to the Principal Distribution Amount for that Distribution Date will be distributed in the following amounts and order of priority:

I.   First, the Group I Principal Remittance Amount and the Group II Principal Remittance Amount will be distributed, concurrently, as follows:

A.   The Group I Principal Remittance Amount will be distributed, in an amount up to the Group I Senior Principal Distribution Amount, as follows:

1.  First, concurrently, (x) to the Supplemental Interest Trust for payment to the Certificate Swap I Provider, the product of (i) any Net Securities Administrator Certificate I Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap I Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group I Allocation Percentage and (y) to the Supplemental Interest Trust for payment to the Certificate Swap II Provider, the product of (i) any Net Securities Administrator Certificate II Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap II Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group I Allocation Percentage;

2.  Second, sequentially, to the Class I-A-1 and Class I-A-2 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; and

3.  Third, sequentially, to the Class II-A-1 and Class II-A-2 Certificates (after any payments to such classes of certificates from the  Group II Principal Remittance Amount), in that order, until their respective Certificate Principal Balances are reduced to zero;

Transaction Overview (Cont.)

Principal Distributions (cont.):

B.

The Group II Principal Remittance Amount will be distributed in an amount up to the Group II Senior Principal Distribution Amount, as follows:

1.  First, concurrently, (x) to the Supplemental Interest Trust for payment to the Certificate Swap I Provider, the product of (i) any Net Securities Administrator Certificate I Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap I Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group II Allocation Percentage and (y) to the Supplemental Interest Trust for payment to the Certificate Swap II Provider, the product of (i) any Net Securities Administrator Certificate II Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Certificate Swap II Provider to the extent remaining unpaid after distributions of Aggregate Interest Remittance Amount on such Distribution Date and (ii) the Group II Allocation Percentage;

2.  Second, sequentially, to the Class II-A-1 and Class II-A-2 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; and

3.  Third, sequentially, to the Class I-A-1 and Class I-A-2 Certificates (after any payments to such classes of certificates from the  Group I Principal Remittance Amount), in that order, until their respective Certificate Principal Balances are reduced to zero;

II.   Second, the remaining Aggregate Principal Remittance Amount will be distributed, in an amount up to the Principal Distribution Amount remaining after clause (I), sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount up to their respective Mezzanine Principal Distribution Amounts, until their respective Certificate Principal Balances are reduced to zero.

Transaction Overview (Cont.)

Distribution of Net Monthly Excess Cashflow:

■

On each Distribution Date following (i) distributions of the Aggregate Interest Principal Remittance Amount and (ii) distributions of the Aggregate Principal Remittance Amount, the Net Monthly Excess Cashflow will be distributed as follows:

1.  First, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Interest Distribution Amount remaining unpaid and Interest Carry Forward Amount for each such class for such Distribution Date;

2.  Second, concurrently, (a) to the Group I Senior Certificates (other than the Interest Only Certificates) and (b) to the Group II Senior Certificates (other than the Interest Only Certificates) pro rata (based, with respect to clause (a) and (b), on the aggregate Allocated Realized Loss Amount with respect to such classes of certificates), as follows:

(a)

sequentially, to the Class I-A-1 and Class I-A-2 Certificates, in that order, up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date;

 and

(b)

sequentially, to the Class II-A-1 and Class II-A-2 Certificates, in that order, up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date;

3.  Third, to the classes of Senior Certificates (other than the Interest Only Certificates) and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, distributable as part of the Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “–Principal Distributions” above

4. Fourth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to the Allocated Realized Loss Amount for each such class of certificates and such Distribution Date;

5.  Fifth, to the reserve fund (the “Reserve Fund”) established in accordance with the terms of the Pooling and Servicing Agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the LIBOR Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

6.  Sixth, to the Supplemental Interest Trust, up to an amount equal to any Swap Termination Payments resulting from any Swap Provider Trigger Event owed to the Certificate Swap I Provider and the Certificate Swap II Provider pursuant to the Certificate Swap I Agreement or the Certificate Swap II Agreeement, respectively; and

7.  Seventh, to the holders of the Class CE, Class P and Class R Certificates as provided in the Pooling and Servicing Agreement.

Transaction Overview (Cont.)

Distribution of Reserve Fund Deposits:

■

On each Distribution Date after the required distributions to the Certificate Swap I Provider, the Certificate Swap II Provider and the holders of the Certificates as described under “—Interest Distributions”,  “—Principal Distributions,” and “Distribution of the Net Monthly Excess Cashflow” above, the securities administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts, concurrently, to the LIBOR Certificates, pro rata, up to the related Net WAC Rate Carryover Amount remaining unpaid for such Distribution Date for each such class.

Realized Loss:

■

The “Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds.  The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses.  With respect to any Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss

Allocation of Losses:

■

 Realized Losses on the Mortgage Loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cashflow for that Distribution Date, second, reduce any available Net Certificate Swap I Provider Payments and Swap Termination Payments from the Certificate Swap I Provider for that Distribution Date and any available Net Certificate Swap II Provider Payments and Swap Termination Payments from the Certificate Swap II Provider for that Distribution Daet, and third, cause a reduction in the Overcollateralization Amount until it is reduced to zero.

.

■

Thereafter, Realized Losses on the Mortgage Loans will be allocated, first,  to the most junior class of Mezzanine Certificates outstanding beginning with the Class M-9 Certificates, until the Certificate Principal Balance of each class of the Mezzanine Certificates has been reduced to zero.

■

Thereafter, (i) Realized Losses on the Group I Mortgage Loans will be allocated first to the Class I-A-2 Certificates until its Certificate Principal Balance has been reduced to zero and second to the Class I-A-1 Certificates until its Certificate Principal Balance has been reduced to zero and (ii) Realized Losses on the Group II Mortgage Loans will be allocated first to the Class II-A-2 Certificates until its Certificate Principal Balance has been reduced to zero and second to the Class II-A-1 Certificates until its Certificate Principal Balance has been reduced to zero.

Transaction Overview (Cont.)

Certificate Swap I Agreement:

■

The Senior Certificates, Mezzanine Certificates and Class CE Certificates will have the benefit of an interest rate swap agreement (the “Certificate Swap I Agreement”).  On or prior to the Closing Date, the trustee will enter into the Certificate Swap I Agreement with the Certificate Swap I Provider.  The Supplemental Interest Trust will hold the Certificate Swap I Agreement between the trustee, on behalf of the Supplemental Interest Trust, and the Certificate Swap I Provider.  The Certificate Swap I Agreement and any payments made by the Certificate Swap I Provider thereunder will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

■

Pursuant to the Certificate Swap I Agreement, on each Distribution Date, commencing in [September 2007] and terminating immediately following the Distribution Date in [August 2012], (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Certificate Swap I Account) will be obligated to pay to the Certificate Swap I Provider an amount equal to the product of (a) [5.07]% per annum, (b) the notional amount set forth in the Certificate Swap I Agreement (and as indicated on the attached Preliminary Certificate Swap I Schedule) and (c) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date calculated on a 30/360 basis) and the denominator of which is 360 (the “Securities Administrator Certificate Swap I Payment”).  The amount payable by the Certificate Swap I Provider to the Supplemental Interest Trust for the benefit of the certificateholders will be a floating amount equal to the product of (x) one-month LIBOR (as calculated pursuant to the Certificate Swap I Agreement), (y) the notional amount set forth in the Certificate Swap I Agreement (and as indicated on the attached Preliminary Certificate Swap I Schedule) and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360 (the “Certificate Swap I Provider Payment”).

■

On the first business day prior to each Distribution Date, to the extent that the Securities Administrator Certificate Swap I Payment exceeds the Certificate Swap I Provider Payment (a “Net Securities Administrator Certificate Swap I Payment”), the securities administrator will be required to deposit the Net Securities Administrator Certificate Swap I Payment into the Certificate Swap I Account and remit such Net Securities Administrator Certificate Swap I Payment to the Certificate Swap I Provider.  On the first business day prior to each Distribution Date, to the extent that the Certificate Swap I Provider Payment exceeds the Securities Administrator Certificate Swap I Payment (a “Net Certificate Swap I Provider Payment”), the Certificate Swap I Provider will be required to deposit into the Certificate Swap I Account the Net Certificate Swap I Provider Payment for distribution to the Senior Certificates, Mezzanine Certificates and Class CE Certificates in accordance with the priority of payments described below.

■

On each Distribution Date following (i) distributions of the Aggregate Interest Remittance Amount, (ii) distributions of the Aggregate Principal Remittance Amount and (iii) the distribution of the Net Monthly Excess Cashflow, the securities administrator will withdraw any amounts in the Certificate Swap I Account to the extent required and distribute such amounts in the following order of priority:

1.

First, to the Certificate Swap I Provider, any Net Securities Administrator Certificate Swap Payment owed to the Certificate Swap I Provider pursuant to the Certificate Swap I Agreement for such Distribution Date;

2.

Second, to the Certificate Swap I Provider, any Swap Termination Payment owed to the Certificate Swap I Provider not due to a Swap I Provider Trigger Event;

Transaction Overview (Cont.)

Certificate Swap I Agreement (cont.):

3.   Third, concurrently, to each class of Senior Certificates, the related Senior Interest Distribution Amount remaining unpaid after the distributions of the Interest Funds, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

4.

Fourth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining unpaid after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

5.    Fifth, concurrently, (a) to the Group I Senior Certificates (other than the Interest Only Certificates) and (b) to the Group II Senior Certificates (other than the Interest Only Certificates) pro rata (based, with respect to clause (a) and (b), on the aggregate Allocated Realized Loss Amount with respect to such classes of certificates remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above), as follows:

(a)

sequentially, to the Class I-A-1 and Class I-A-2 Certificates, in that order, up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above; and

(b)

sequentially, to the Class II-A-1 and Class II-A-2 Certificates, in that order, up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

6.

Sixth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Allocated Realized Loss Amount for each such class of certificates and such Distribution Date remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

7.

Seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the Required Overcollateralization Amount as part of the Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “Distributions of Principal” above, after taking into account all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

8.

Eighth, to pay the Net WAC Rate Carryover Amount remaining undistributed after all prior distributions on such Distribution Date to the LIBOR Certificates, pro rata based on the amount of Net WAC Rate Carryover Amount; and

9.

Ninth, any amounts remaining to the Class CE Certificates.

Upon early termination of the Certificate Swap I Agreement for various events of default and termination events specified in the Certificate Swap I Agreement, the Supplemental Interest Trust or the Certificate Swap I Provider may be liable to make a termination payment (a ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap I Agreement. In the event that the Securities Administrator as the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders

Transaction Overview (Cont.)

Certificate Swap II Agreement:

■

The Senior Certificates, Mezzanine Certificates and Class CE Certificates will have the benefit of an interest rate swap agreement (the “Certificate Swap II Agreement”).  On or prior to the Closing Date, the trustee will enter into the Certificate Swap II Agreement with the Certificate Swap II Provider.  The Supplemental Interest Trust will hold the Certificate Swap II Agreement between the trustee, on behalf of the Supplemental Interest Trust, and the Certificate Swap II Provider.  The Certificate Swap II Agreement and any payments made by the Certificate Swap II Provider thereunder will be assets of the Supplemental Interest Trust and will not be assets of any REMIC.

■

Pursuant to the Certificate Swap II Agreement, on each Distribution Date, commencing in [September 2007] and terminating immediately following the Distribution Date in [August 2012], (i) the securities administrator (on behalf of the Supplemental Interest Trust and from funds available in the Certificate Swap II Account) will be obligated to pay to the Certificate Swap II Provider an amount equal to the product of (a) [5.07]% per annum, (b) the notional amount set forth in the Certificate Swap II Agreement (and as indicated on the attached Preliminary Certificate Swap II Schedule) and (c) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date calculated on a 30/360 basis) and the denominator of which is 360 (the “Securities Administrator Certificate Swap II Payment”).  The amount payable by the Certificate Swap II Provider to the Supplemental Interest Trust for the benefit of the certificateholders will be a floating amount equal to the product of (x) one-month LIBOR (as calculated pursuant to the Certificate Swap II Agreement), (y) the notional amount set forth in the Certificate Swap II Agreement (and as indicated on the attached Preliminary Certificate Swap II Schedule) and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360 (the “Certificate Swap II Provider Payment”).

■

On the first business day prior to each Distribution Date, to the extent that the Securities Administrator Certificate Swap II Payment exceeds the Certificate Swap II Provider Payment (a “Net Securities Administrator Certificate Swap II Payment”), the securities administrator will be required to deposit the Net Securities Administrator Certificate Swap II Payment into the Certificate Swap II Account and remit such Net Securities Administrator Certificate Swap II Payment to the Certificate Swap II Provider.  On the first business day prior to each Distribution Date, to the extent that the Certificate Swap II Provider Payment exceeds the Securities Administrator Certificate Swap II Payment (a “Net Certificate Swap II Provider Payment”), the Certificate Swap II Provider will be required to deposit into the Certificate Swap II Account the Net Certificate Swap II Provider Payment for distribution to the Senior Certificates, Mezzanine Certificates and Class CE Certificates in accordance with the priority of payments described below.

■

On each Distribution Date following (i) distributions of the Aggregate Interest Remittance Amount, (ii) distributions of the Aggregate Principal Remittance Amount, (iii) the distribution of the Net Monthly Excess Cashflow and (iv) withdrawals from the Certificate Swap I Account, the securities administrator will withdraw any amounts in the Certificate Swap II Account to the extent required and distribute such amounts in the following order of priority:

1.

First, to the Certificate Swap II Provider, any Net Securities Administrator Certificate Swap Payment owed to the Certificate Swap II Provider pursuant to the Certificate Swap II Agreement for such Distribution Date;

2.

Second, to the Certificate Swap II Provider, any Swap Termination Payment owed to the Certificate Swap II Provider not due to a Swap II Provider Trigger Event;

Transaction Overview (Cont.)

Certificate Swap II Agreement (cont.):

3.

Third, concurrently, to each class of Senior Certificates, the related Senior Interest Distribution Amount remaining unpaid after the distributions of the Interest Funds, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

4.

Fourth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining unpaid after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

5.    Fifth, concurrently, (a) to the Group I Senior Certificates (other than the Interest Only Certificates) and (b) to the Group II Senior Certificates (other than the Interest Only Certificates) pro rata (based, with respect to clause (a) and (b), on the aggregate Allocated Realized Loss Amount with respect to such classes of certificates remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above), as follows:

(a)

sequentially, to the Class I-A-1 and Class I-A-2 Certificates, in that order, up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above; and

(b)

sequentially, to the Class II-A-1 and Class II-A-2 Certificates, in that order, up to the Allocated Realized Loss Amount related to each such class of certificates for such Distribution Date remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

6.

Sixth, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Allocated Realized Loss Amount for each such class of certificates and such Distribution Date remaining undistributed after all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

7.

Seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain the Required Overcollateralization Amount as part of the Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under “Distributions of Principal” above, after taking into account all prior distributions on such Distribution Date, as described in the first sentence of this paragraph above;

8.

Eighth, to pay the Net WAC Rate Carryover Amount remaining undistributed after all prior distributions on such Distribution Date to the LIBOR Certificates, pro rata based on the amount of Net WAC Rate Carryover Amount; and

9.

Ninth, any amounts remaining to the Class CE Certificates.

■

Upon early termination of the Certificate Swap II Agreement for various events of default and termination events specified in the Certificate Swap II Agreement, the Supplemental Interest Trust or the Certificate Swap II Provider may be liable to make a termination payment (a ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap II Agreement. In the event that the Securities Administrator as the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders

Preliminary Certificate Swap I Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)

9/25/2007	886,585,999.20	4/25/2010	809,381,074.90
10/25/2007	886,137,947.71	5/25/2010	807,006,840.65
11/25/2007	885,409,378.09	6/25/2010	804,672,109.69
12/25/2007	884,398,434.44	7/25/2010	802,376,194.52
1/25/2008	883,104,324.84	8/25/2010	800,117,946.97
2/25/2008	881,527,492.09	9/25/2010	797,895,551.29
3/25/2008	879,669,227.98	10/25/2010	795,708,604.12
4/25/2008	877,532,107.09	11/25/2010	793,557,817.13
5/25/2008	875,123,422.04	12/25/2010	791,442,363.06
6/25/2008	872,448,517.89	1/25/2011	789,361,817.01
7/25/2008	869,515,662.89	2/25/2011	787,315,569.61
8/25/2008	866,333,675.77	3/25/2011	785,303,021.91
9/25/2008	863,004,920.82	4/25/2011	783,323,585.17
10/25/2008	859,732,234.29	5/25/2011	781,376,680.74
11/25/2008	856,514,645.01	6/25/2011	779,461,739.85
12/25/2008	853,351,198.46	7/25/2011	777,578,203.44
1/25/2009	850,240,956.38	8/25/2011	775,725,522.04
2/25/2009	847,183,014.40	9/25/2011	773,903,155.50
3/25/2009	844,176,448.53	10/25/2011	772,110,572.99
4/25/2009	841,220,367.98	11/25/2011	770,347,252.66
5/25/2009	838,313,897.21	12/25/2011	768,612,681.64
6/25/2009	835,456,175.70	1/25/2012	766,906,355.74
7/25/2009	832,646,357.68	2/25/2012	765,227,779.47
8/25/2009	829,883,611.81	3/25/2012	763,575,762.35
9/25/2009	827,167,121.07	4/25/2012	761,950,523.56
10/25/2009	824,496,082.36	5/25/2012	760,326,274.31
11/25/2009	821,869,706.40	6/25/2012	758,725,668.35
12/25/2009	819,287,217.37	7/25/2012	757,116,107.12
1/25/2010	816,747,852.77	8/25/2012	755,521,697.32
2/25/2010	814,250,863.12	9/25/2012	0.00
3/25/2010	811,795,511.85

* This Schedule is preliminary and subject to change

Preliminary Certificate Swap II Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)

9/25/2007	537,838,665.78	4/25/2010	348,739,417.34
10/25/2007	532,224,218.17	5/25/2010	343,744,925.48
11/25/2007	526,224,117.34	6/25/2010	338,820,047.99
12/25/2007	519,847,366.51	7/25/2010	333,963,828.99
1/25/2008	513,197,218.65	8/25/2010	329,175,325.56
2/25/2008	506,283,312.50	9/25/2010	324,453,607.64
3/25/2008	499,276,717.70	10/25/2010	319,797,757.84
4/25/2008	492,211,862.19	11/25/2010	315,206,871.27
5/25/2008	485,231,964.62	12/25/2010	310,680,055.32
6/25/2008	478,342,432.45	1/25/2011	306,216,429.60
7/25/2008	471,545,838.11	2/25/2011	301,815,125.66
8/25/2008	464,843,570.34	3/25/2011	297,475,286.90
9/25/2008	458,234,337.02	4/25/2011	293,196,068.40
10/25/2008	451,716,863.61	5/25/2011	288,976,636.74
11/25/2008	445,289,892.89	6/25/2011	284,816,169.86
12/25/2008	438,952,184.74	7/25/2011	280,713,856.88
1/25/2009	432,702,515.91	8/25/2011	276,668,897.99
2/25/2009	426,539,679.77	9/25/2011	272,680,504.29
3/25/2009	420,462,486.11	10/25/2011	268,747,897.61
4/25/2009	414,469,760.93	11/25/2011	264,870,310.39
5/25/2009	408,560,346.14	12/25/2011	261,046,985.54
6/25/2009	402,733,099.46	1/25/2012	257,277,176.28
7/25/2009	396,986,894.14	2/25/2012	253,560,146.03
8/25/2009	391,320,618.72	3/25/2012	249,895,168.24
9/25/2009	385,733,176.92	4/25/2012	246,281,526.25
10/25/2009	380,223,487.32	5/25/2012	242,718,513.21
11/25/2009	374,790,483.26	6/25/2012	239,205,431.86
12/25/2009	369,433,112.57	7/25/2012	235,741,594.50
1/25/2010	364,150,337.41	8/25/2012	232,326,322.78
2/25/2010	358,941,134.05	9/25/2012	0.00
3/25/2010	353,804,492.71

* This Schedule is preliminary and subject to change

FOR ADDITIONAL INFORMATION PLEASE CALL:

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